Execution Copy



                               EXCHANGE AGREEMENT



                                      AMONG

                               FONIX CORPORATION,
                             a Delaware corporation,


                          LTEL ACQUISITION CORPORATION,
                             a Delaware corporation,

                           LTEL HOLDINGS CORPORATION,
                             a Delaware corporation,


                                       AND

                     Certain Holders of the Capital Stock of

                            LTEL HOLDINGS CORPORATION




                                February 24, 2004

Exhibit List                                                                iv

ARTICLE I . Definitions                                                      1

ARTICLE II . EXCHANGE OF LTEL SHARES                                         7

SECTION 2.1       Basic Transaction                                          7

SECTION 2.2       Purchase Price.                                            7

SECTION 2.3       The Closing.                                               8

SECTION 2.4       Deliveries at the Closing.                                 8

SECTION 2.5       Seller Representative.                                     8

SECTION 2.6       Regulation D Restrictions.                                 9

ARTICLE III .  REPRESENTATIONS AND WARRANTIES
                   CONCERNING THIS TRANSACTION                              10

SECTION 3.1       Representations and Warranties of the Sellers.            10

SECTION 3.2       Representations and Warranties of Fonix and Buyer.        12

ARTICLE IV . REPRESENTATIONS AND WARRANTIES
                  CONCERNING  LTEL AND ITS SUBSIDIARIES                     13

SECTION 4.1       Organization, Qualification, and Corporate Power.         13

SECTION 4.2       Capitalization.                                           14

SECTION 4.3       Noncontravention.                                         14

SECTION 4.4       Brokers' Fees.                                            14

SECTION 4.5       Title to Assets.                                          15

SECTION 4.6       Subsidiaries.                                             15

SECTION 4.7       Financial Statements.                                     15

SECTION 4.8       Events Subsequent to Most Recent Fiscal Month End.        16

SECTION 4.9       Undisclosed Liabilities.                                  17

SECTION 4.10               Legal Compliance and Authorizations.             17

SECTION 4.11               Tax Matters.                                     19

SECTION 4.12               Intellectual Property.                           20

SECTION 4.13               Assets.                                          21

SECTION 4.14               Sufficiency of Assets and Real Property.         22

SECTION 4.15               Contracts.                                       22

SECTION 4.16               Notes and Accounts Receivable.                   23

SECTION 4.17               Powers of Attorney.                              23

SECTION 4.18               Insurance.                                       23

SECTION 4.19               Litigation.                                      24

SECTION 4.20               Books and Records.                               24

SECTION 4.21               Agreements with Regulatory Agencies.             25

SECTION 4.22               Regulatory Approvals.                            25

SECTION 4.23               Employees.                                       25

SECTION 4.24               Employee Benefits.                               26

SECTION 4.25               Guaranties.                                      28

SECTION 4.26               Environment, Health, and Safety Matters.         28

SECTION 4.27               Certain Business Relationships With LTEL and
                           Its Subsidiaries.                                29

SECTION 4.28               Operation of LTEL's and its Subsidiaries'
                           Business; Relationships.                         29

SECTION 4.29               Customers; Rates; Form of Agreements.            30

SECTION 4.30               Disclosure.                                      30

ARTICLE V . REPRESENTATIONS AND WARRANTIES
                  CONCERNING  FONIX AND ITS SUBSIDIARIES                    30

SECTION 5.1       Organization, Qualification, and Corporate Power.         30

SECTION 5.2       Capitalization.                                           30

SECTION 5.3       SEC Documents; Financial Statements.                      31

SECTION 5.4       Absence of Certain Changes.                               31

SECTION 5.5       Absence of Undisclosed Liabilities.                       32

SECTION 5.6       Litigation.                                               32

SECTION 5.7       Governmental Authorization.                               32

SECTION 5.8       Disclosure.                                               32

ARTICLE VI . CONDITIONS PRECEDENT TO THE CLOSING                            33

SECTION 6.1       Conditions to Fonix's and Buyer's Obligation to Close     33

SECTION 6.2       Conditions of the Sellers' Obligations to Close           34

SECTION 6.3       Conditions to All Parties' Obligations to Close           35

ARTICLE VII . POST-CLOSING COVENANTS                                        36

SECTION 7.1       General.                                                  36

SECTION 7.2       Litigation Support.                                       36

SECTION 7.3       Transition.                                               36

SECTION 7.4       Confidentiality.                                          36

SECTION 7.5       Public Announcements.                                     37

SECTION 7.6       Regulatory Approvals                                      37

SECTION 7.7       Post-Closing Merger.                                      37

ARTICLE VIII .  INDEMNIFICATION AND ESCROW                                  37

SECTION 8.1       Survival of Representations, Warranties and Covenants.    37

SECTION 8.2       Indemnification.                                          38

SECTION 8.3       Limitations on Claims for Damages.                        40

SECTION 8.4       Adjustment For Insurance and Tax Benefits.                41

SECTION 8.5       Payment.                                                  41

SECTION 8.6       Matters Involving Third Parties.                          41

SECTION 8.7       Escrow                                                    42

SECTION 8.8       Exclusive Remedy.                                         44

ARTICLE IX TAX MATTERS                                                      44

SECTION 9.1       Cooperation on Tax Matters.                               45

SECTION 9.2       Certain Taxes.                                            45

ARTICLE X . MISCELLANEOUS                                                   45

SECTION 10.1               Nature of Certain Obligations.                   45

SECTION 10.2               No Third-Party Beneficiaries.                    46

SECTION 10.3               Entire Agreement.                                46

SECTION 10.4               Succession and Assignment.                       46

SECTION 10.5               Counterparts.                                    46

SECTION 10.6               Headings.                                        46

SECTION 10.7               Notices.                                         46

SECTION 10.8               Governing Law.                                   47

SECTION 10.9               Amendments and Waivers.                          47

SECTION 10.10              Severability.                                    48

SECTION 10.11              Expenses.                                        48

SECTION 10.12              Construction and Interpretation.                 48

SECTION 10.13              Incorporation of Exhibits, Annexes, and
                           Schedules.                                       48

                                  Exhibit List
A   List of LTEL Series B and Common Stock Holders
B   Form of Registration Rights Agreement
C   Form of Certificate of Designations of Fonix Series H Preferred Stock
D   Form of Secured Note
E   Form of Collateral Pledge Agreement
F   Form of Security Agreement
G   Lost Certificate Affidavit
H   LTEL Financial Statements
I   Form of Opinion of Counsel to LTEL and Sellers
J   Form of Escrow Agreement
K   Form of Opinion of Counsel to Fonix and Buyer

                               EXCHANGE AGREEMENT

         EXCHANGE AGREEMENT (the "Agreement") entered into as of February 24, 2004, by and among FONIX CORPORATION, a Delaware corporation ("Fonix"), LTEL ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of Fonix ("Buyer"), LTEL Holdings Corporation, a Delaware corporation ("LTEL"), those persons who are the capital stock holders of LTEL whose names are listed on Exhibit A hereto and who have executed a signature page to this Agreement (the "Sellers"), and McCormack Avenue Ltd., a British Virgin Islands corporation that is a Seller ("McCormack"). Fonix, Buyer, LTEL, the Sellers and McCormack are referred to collectively herein as the "Parties".

                                    Recitals

         A........Each of the Sellers set forth on Exhibit A owns the number of shares of common stock, no par value per share (the "LTEL Common Stock"), or Series B Preferred stock, no par value per share (the "LTEL Series B Stock"), of LTEL set forth opposite his or its name on Exhibit A hereto (with the LTEL Common Stock and the LTEL Series B Stock being referred to collectively herein as the "LTEL Shares"). The LTEL Shares constitute all of the issued and outstanding capital stock of LTEL.

         B........Each of the Sellers desires to exchange his or its LTEL Shares for shares of common stock and preferred stock of Fonix and for the delivery by Fonix of a secured promissory note, all as more particularly set forth below.

         THEREFORE, in consideration of the mutual representations, warranties, covenants and indemnifications set forth below, and for other good and valuable consideration the receipt and adequacy of which the Parties acknowledge by their signatures below, the Parties agree as follows.

                                   ARTICLE I
                                   Definitions

         "Accredited Investor" has the meaning set forth in Regulation D.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "Agreement" has the meaning set forth in the preface to this Agreement.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Deductible" has the meaning set forth in Section 8.3 below.

         "Buyer Indemnified Persons" has the meaning set forth in Section 8.2 below.

         "Business Day" means any day other than a Saturday, Sunday or legal holiday in New York, New York.

         "CERCLA" has the meaning set forth in Section 8.9 below.

         "Closing" has the meaning set forth in Section 2.3 below.

         "Closing Date" has the meaning set forth in Section 2.3 below.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code 4980B.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses and affairs of LTEL and its Subsidiaries or Fonix and its Subsidiaries that is not already generally available to the public.

         "Controlled Group" has the meaning set forth in Code Section 1563.

         "Damages" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Disclosure Schedule" has the meaning set forth in Article IV below.

         "Disputed Claim Release Date" has the meaning set forth in Section 8.7 below.

         "Due Date" has the meaning set forth in Section 8.5 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) an Employee Welfare Benefit Plan.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code 414.

         "Escrow Agent" has the meaning set forth in Section 8.7 below.

         "Escrow Fund" has the meaning set forth in Section 8.7 below.

         "Escrow Shares" has the meaning set forth in Section 8.7 below.

         "FCC" means the United States Federal Communications Commission.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statements" has the meaning set forth in Section 4.7 below.

         "Fonix" has the meaning set forth in the preface above.

         "Fonix Authorizations" has the meaning set forth in Section 5.7 below.

         "Fonix Balance Sheet" has the meaning set forth in Section 5.5 below.

         "Fonix Balance Sheet Date" has the meaning set forth in Section 5.4 below.

         "Fonix Common Stock" has the meaning set forth in Section 2.2 below.

         "Fonix Disclosure Schedule" has the meaning set forth in Article V below.

         "Fonix Financial Statements" has the meaning set forth in Section 5.3 below.

         "Fonix Restricted Stock" has the meaning set forth in Section 2.2 below.

         "Fonix SEC Documents" has the meaning set forth in Section 5.3 below.

         "Fonix Securities" has the meaning set forth in Section 2.2 below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity or enterprise (including, without limitation, a court) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hart Scott Rodino Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

         "Income Tax" means any federal, state, local, or foreign income Tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Indemnified Party" has the meaning set forth in Section 8.6 below.

         "Indemnifying Party" has the meaning set forth in Section 8.6 below.

         "Indemnitee" has the meaning set forth in Section 8.4 below.

         "Indemnitor" has the meaning set forth in Section 8.5 below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all Internet web-site URL or other addresses, (g) other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, voting trust agreement, or other adverse claim of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

         "LTEL" has the meaning set forth in the preface above.

         "LTEL Common Stock" has the meaning set forth in the recitals above.

         "LTEL Permits" has the meaning set forth in Section 4.28 below.

         "LTEL Series B Stock" has the meaning set forth in the recitals above.

         "LTEL Shares" has the meaning set forth in the recitals, and shall be understood to mean any and all shares of capital stock of LTEL, whether preferred or common.

         "Material Adverse Effect" shall mean any event or effect or any related series of events or effects, individually or in the aggregate, that (i) would materially and adversely affect the business, operations, properties, prospects or financial condition of the Person to which such term is applied, including such Person's Subsidiaries and all other Persons controlling or controlled by such Person, and/or (ii) that would prohibit or otherwise materially interfere with the ability of Fonix, Sellers, LTEL or the Subsidiaries (as may be applicable to each of them) to enter into and perform their respective obligations under this Agreement.

         "McCormack" has the meaning set forth in introductory paragraph above.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section
4.7 below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4.7 below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4.7 below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Note" has the meaning set forth in Section 2.2(c) below.

         "Offering Memorandum" has the meaning set forth in Section 3.1(e) below.

         "Officer's Certificate" has the meaning set forth in Section 8.7 below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Liens" means (i) Liens for current Taxes and assessments not yet due and payable, (ii) standard utility easements, covenants and restrictions of record that are immaterial in character, amount and extent, do not secure indebtedness, and that do not detract from the value or interfere with the present or reasonably intended use of the assets or properties they affect,
(iii) mechanics', carriers', workers', repairers' and other statutory Liens arising in the Ordinary Course of Business and which have not become due and payable, (iv) existing zoning or similar requirements of law or ordinances that do not materially, individually or in the aggregate, interfere with the present or reasonably intended use of the assets or properties they affect, (v) leases disclosed in the Disclosure Schedule or the Fonix Disclosure Schedule, as applicable, and (vii) any other Liens that do not materially, individually or in the aggregate, interfere with the present or reasonably intended use of the assets or properties they affect.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code 4975.

         "Purchase Price" has the meaning set forth in Section 2.2 below.

         "Registration Rights Agreement" has the meaning set forth in Section
2.2 below.

         "Regulation D" means Regulation D promulgated under the Securities Act.

         "Regulatory Approvals" has the meaning set forth in Section 4.22 below.

         "Release Date" has the meaning set forth in Section 8.7 below.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for Taxes not yet due and payable, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         "Seller Indemnified Person" has the meaning set forth in Section 8.2 below.

         "Seller Representative" has the meaning set forth in Section 2.5 below.

         "Seller's Deductible" has the meaning set forth in Section 8.3 below.

         "Series H Preferred Stock" has the meaning set forth in Section 2.2 below.

         "Subsidiary" means any corporation or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock, membership interests or other form of equity ownership or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers.

         "Tax" or "Taxes" means any federal, state, local or foreign tax (including, without limitation, any income tax, franchise tax, doing business tax, branch profits tax, capital gains tax, value-added tax, ad valorem tax, excise tax, transfer tax, employment tax, social security tax, sales tax, use tax, property tax, or any other kind of tax or payment in lieu of tax no matter how denominated), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Authority or payable in accordance with any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

         "Termination Date" has the meaning set forth in Section 8.7 below.

         "Third Party Claim" has the meaning set forth in Section 8.6 below.

         Other defined terms shall have the meanings set forth herein.

                                   ARTICLE II
                             EXCHANGE of LTEL Shares

SECTION 2.1.......Basic Transaction

         On and subject to the terms and conditions of this Agreement, Buyer agrees to acquire and purchase from each of the Sellers, and each of the Sellers agrees to transfer and sell to Buyer, all of his, her or its LTEL Shares, as set forth for each Seller on Exhibit A, for the consideration specified below in
Section 2.2.

SECTION 2.2       Purchase Price.

         Fonix agrees to issue and deliver to the Sellers at the Closing, in exchange for the transfer to Buyer of the LTEL Shares, consideration (collectively the "Purchase Price") as follows:

          (a) Fonix shall issue and deliver at Closing to the Sellers who are the holders of LTEL Common Stock in the percentage amounts set forth on Exhibit A that number of restricted shares (the "Fonix Restricted Stock") of Fonix's common stock, par value $0.0001 per share ("Fonix Common Stock"), equal to (i) Three Million Dollars ($3,000,000) divided by (ii) the product of (A) the average closing bid price of Fonix Common Stock for the first 30 of the 33 consecutive trading days immediately preceding the date the Regulatory Approvals are deemed effective, multiplied by (B) 0.90. Fonix shall further agree with each of the Sellers who are recipients of Fonix Restricted Stock to register the Fonix Restricted Stock for public resales within 120 days after the Closing, which agreement shall be as set forth in a Registration Rights Agreement ("Registration Rights Agreement") in the form attached hereto as Exhibit B, which shall be executed and delivered by each of the Sellers who are receiving Fonix Restricted Stock and who desire to have such registration rights.

          (b) Fonix shall issue and deliver to the Sellers who are the holders of LTEL Preferred Stock in the percentage amounts set forth on Exhibit A a total of Two Thousand (2,000) shares of Fonix's newly authorized Series H Preferred Stock, par value $0.0001 per share ("Series H Preferred Stock"), with each such share of Series H Preferred Stock having a stated value $10,000 per share. The Series H Preferred Stock shall have the preferences, rights and obligations as set forth on the Certificate of Designations attached hereto as Exhibit C. The Fonix Restricted Stock and the Series H Preferred Stock may be referred to collectively herein as the "Fonix Securities."

(c) Fonix shall execute and deliver to McCormack a promissory note (the "Note") in the form attached as Exhibit D hereto, which Note shall be in the aggregate principal amount of Ten Million Dollars ($10,000,000) and shall be secured by (i) the capital stock of Buyer and other collateral pursuant to a Collateral Pledge Agreement ("Pledge Agreement") in the form attached hereto as Exhibit E, and (ii) the assets of Buyer (including the capital stock of LTEL and its Subsidiaries) pursuant to a Security Agreement (the "Security Agreement") in the form attached hereto as Exhibit F.

SECTION 2.3       The Closing.

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Durham Jones & Pinegar, P.C., in Salt Lake City, Utah, or such other place as is mutually agreed, commencing at 9:00 a.m. local time on the earlier of (i) February 24, 2004, or (ii) the third Business Day after the Business Day on which the Regulatory Approvals have been obtained, which determination shall be made in the reasonable discretion of Fonix (the "Closing Date").

SECTION 2.4       Deliveries at the Closing.

         At the Closing, (i) the Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in Section 6.1 below, (ii) Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 6.2 below, (iii) each of the Sellers will deliver to Buyer stock certificates representing all of his or its LTEL Shares (or affidavits of lost instrument in the form attached to this Agreement as Exhibit G), endorsed in blank or accompanied by duly executed assignment documents, and (iv) Buyer will deliver to each of the Sellers the consideration specified in Section 2.2 above.

SECTION 2.5       Seller Representative.

         Each of the Sellers hereby irrevocably constitutes and appoints Stephen Hicks, with full power of substitution and re-substitution, as its and their true and lawful agent, attorney-in-fact and representative (such person and his appointed and designated successor or successors being herein referred to as the "Seller Representative"), with full power to act for and on behalf of the Sellers, and each of them, for all purposes under this Agreement and in connection with the transactions contemplated hereby including, without limitation, for purposes of: (i) determining the amount of any damages suffered or incurred by Fonix or Buyer and the payment or satisfaction of such amounts in satisfaction of the Sellers' indemnification obligations, (ii) determining the amount of any Seller damages suffered or incurred by the Sellers, (iii) receiving notices from Fonix or Buyer given under this Agreement, of which the Seller Representative will give a copy to the other Sellers, (iv) approving and agreeing with Buyer or Fonix as to additions, deletions, changes, modifications and amendments to this Agreement and the exhibits hereto, except with respect to any addition, deletion, change, modification or amendment to a material financial term or condition of any of such documents that would materially, financially and adversely affect the Sellers, and (v) settling finally and completely any disputes or controversies among the parties hereto (other than solely among the Sellers) with respect to the interpretation or effect of or damages or relief under this Agreement and any and all transactions contemplated hereby. The Seller Representative shall be entitled to reimbursement by the Sellers from the consideration actually payable to the Sellers or otherwise for all reasonable costs and expenses incurred by him in fulfilling his duties hereunder, and the Sellers agree among themselves that such costs and expenses shall be borne pro rata among them according to the number of LTEL Shares (on an as-converted basis) owned immediately prior to the Closing. The Sellers agree that the Seller Representative may make reasonable requests for advances to cover such costs and expenses, and the Sellers will promptly make such advances. In no event will Buyer or Fonix be liable for any costs or expenses of any nature incurred by the Seller Representative in its capacity as such. EACH SELLER, JOINTLY AND SEVERALLY, AGREES THAT THE SELLER REPRESENTATIVE SHALL HAVE NO LIABILITY TO THE SELLERS FOR ACTION TAKEN OR OMITTED IN GOOD FAITH IN EXERCISING THE AUTHORITY GRANTED UNDER THIS SECTION 2.5. Neither Buyer nor Fonix shall have any obligation or liability to indemnify or defend the Seller Representative in respect of any claim or liability asserted against the Seller Representative by any Seller or its successors or assigns. All determinations, decisions, actions and the like made by the Seller Representative shall be final, conclusive and binding upon all Sellers and all persons claiming under or through them.

SECTION 2.6       Regulation D Restrictions.

         Notwithstanding anything to the contrary herein, Fonix shall have no obligation to offer, sell, issue or deliver any Fonix Securities to any Seller who Fonix does not reasonably believe to be an Accredited Investor, or who Buyer does not reasonably believe has, either alone or with his or its purchaser representative, such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of exchanging his or its LTEL Shares for Fonix Securities. Additionally, Buyer shall not offer, sell, issue or deliver Fonix Securities to more than thirty-five (35) Sellers who are not Accredited Investors but who Buyer reasonably believes have, either alone or with their purchaser representatives, such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of exchanging their LTEL Shares for Fonix Securities.

                                  ARTICLE III
           Representations and Warranties CONCERNING THIS TRANSACTION

SECTION 3.1       Representations and Warranties of the Sellers.

         Each of the Sellers severally, for and on behalf of such Seller but not on behalf of any other Seller, and McCormack, on behalf of itself and every other Seller, represents and warrants to Fonix and Buyer that the representations and warranties contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

          (a) Organization of Entity Sellers. If the Seller is a corporation, limited liability company, partnership, trust or other entity, such Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (b) Validity of Transaction. The Seller has full power and authority (including, if the Seller is a corporation or other entity, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. All necessary corporate proceedings or other similar actions by such Seller have been duly taken to authorize the execution, delivery, and performance of this Agreement by such Seller. This Agreement has been duly executed, and delivered by such Seller, is the legal, valid, and binding obligation of such Seller, and is enforceable as to such Seller in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other Governmental Authority or of any court or other tribunal is required by such Seller for the execution, delivery, or performance of this Agreement by such Seller, except as would not affect the ability of the Seller to perform any of its obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which such Seller is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by such Seller of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of the Seller to perform any of its obligations under this Agreement.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation or other entity, any provision of its charter or bylaws or comparable organizational documents or, if the Seller is a partnership, any provision of its partnership agreement, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

          (d) Ownership and Exchange of LTEL Shares. Such Seller owns the number of LTEL Shares set forth opposite his or its name on Exhibit A free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of LTEL (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of LTEL. The LTEL Shares to be exchanged by such Seller have been duly authorized and validly issued and are fully paid and nonassessable and have not have been issued in violation of any preemptive right of stockholders or rights of first refusal. Upon the transfer of the LTEL Shares at the Closing, Buyer will acquire good and valid title to such LTEL Shares free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

          (e) Accredited Investor. Such Seller is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Seller has received all requested documents from Fonix, including without limitation, the Confidential Offering Memorandum, dated as of January 21, 2004, relating to the Fonix Restricted Shares, Series H Preferred Stock and the Note (the "Offering Memorandum") and has had an opportunity to ask questions of and receive answers from the officers of Fonix with respect to the business, results of operations, financial condition, and prospects of Fonix. The Seller, either acting alone or in conjunction with his or its purchaser representative, is a sophisticated investor with knowledge and experience in business and financial matters, and is able to bear the economic risk and lack of liquidity inherent in holding the Fonix Securities.

          (f) Investment Intent. Such Seller is acquiring Fonix Securities pursuant hereto for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act, it being understood that such Seller has the right to sell such shares in its sole discretion in accordance with the terms of the Registration Rights Agreement, and that by this representation and warranty, no Seller is required to hold any Fonix Securities for any period of time, subject to the requirements of applicable law. Such Seller understands that such Fonix Securities, as of Closing, have not been registered for sale under the Securities Act or qualified under applicable state securities laws, that the Series H Preferred stock will not be registered for sale under the Securities Act, and that the Fonix Securities will be delivered to such Seller pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this Section 3.1 are given with the intention that Fonix may rely thereon for purposes of claiming such exemptions.

          (g)  Transfer  of  Fonix  Securities.  Such  Seller  will  not sell or otherwise dispose of any Fonix Securities unless (a) a registration statement with respect thereto has become effective under the Securities Act and such securities have been qualified under applicable state securities laws or (b) such registration and qualification are not required and, if Fonix so requests, there is presented to Fonix a legal opinion reasonably satisfactory to Fonix to such effect. Such Seller consents that the transfer agent for the Fonix Securities may be instructed not to transfer any Fonix Securities unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing the Fonix Securities (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability and stating in substance:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFICATION UNDER THE BLUE SKY LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, BENEFICIALLY OR ON THE RECORDS OF THE CORPORATION, UNLESS THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE BLUE SKY LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE."

         Fonix shall, upon the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without such legend if (i) the security evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law and sold by the holder thereof in accordance with such registration and qualification or (ii) such holder shall have delivered to Fonix a legal opinion reasonably satisfactory to Fonix to the effect that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

          (h) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Fonix or Buyer could become liable or obligated.

SECTION 3.2       Representations and Warranties of Fonix and Buyer.

         Fonix and Buyer jointly and severally represent and warrant to the Sellers that the statements contained in this 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

          (a) Organization of Fonix and Buyer. Fonix and Buyer are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation.

          (b) Authorization of Transaction. Fonix and Buyer each have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Fonix and Buyer, enforceable in accordance with its terms and conditions. Neither Fonix nor Buyer need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer or Fonix is subject or any provision of their respective charters or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer or Fonix is a party or by which either of them is bound or to which any of their respective assets is subject.

          (d) Brokers' Fees. Neither Fonix nor Buyer has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (e) Investment. Buyer is not acquiring the LTEL Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                                  ARTICLE IV.
                    Representations and Warranties Concerning
                            LTEL and Its Subsidiaries

         LTEL and McCormack, individually and on behalf of all Sellers, represent and warrant to Fonix and Buyer that the statements contained in this
Article IV are correct and complete as of the date of this Agreement, except as set forth in a disclosure schedule separately delivered by LTEL and McCormack to Fonix and Buyer on or prior to the date hereof (the "Disclosure Schedule").

SECTION 4.1       Organization, Qualification, and Corporate Power.

         Each of LTEL and its Subsidiaries is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of LTEL and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on LTEL and/or its Subsidiaries. Each of LTEL and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4.1 of the Disclosure Schedule lists the directors and officers of LTEL.

SECTION 4.2       Capitalization.

         The entire authorized capital stock of LTEL consists of (i) Eight Thousand (8,000) shares of Class A Common Stock, no par value per share, of which 400 shares are issued and outstanding, (ii) Two Thousand (2,000) shares of Class B Common Stock, no par value per share, of which no shares are issued and outstanding, and (iii) One Thousand (1,000) shares of preferred stock, no par value per share, of which (A) Twenty (20) shares have been designated Series A Convertible Preferred Stock, of which no shares are issued and outstanding, and
(B) Four Hundred (400) shares are designated as Series B Convertible Preferred Stock, of which 306 shares are issued and outstanding. All of the issued and outstanding LTEL Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 4.2 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require LTEL to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to LTEL. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of LTEL.

SECTION 4.3       Noncontravention.

         Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of LTEL and its Subsidiaries is subject or any provision of the charter or bylaws of any of LTEL and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of LTEL and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on LTEL and its Subsidiaries. None of LTEL and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on LTEL and its Subsidiaries.

SECTION 4.4       Brokers' Fees.

         None of LTEL and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

SECTION 4.5       Title to Assets.

         Except as set forth in Section 4.5 of the Disclosure Schedule, LTEL and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them in the operation of their respective businesses, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

SECTION 4.6       Subsidiaries.

         Section 4.6 of the Disclosure Schedule sets forth for each Subsidiary of LTEL (i) its name and jurisdiction of incorporation or organization, (ii) if such Subsidiary is a corporation, (A) the number of shares of authorized capital stock of each class of its capital stock, (B) the number of issued and outstanding shares of each class of its capital stock, (C) the names of the holders thereof, (D) the number of shares held by each such holder, and (E) the number of shares of its capital stock held in treasury, and (iii) if such Subsidiary is a limited liability company or partnership, (x) the names of the members or partners thereof and (y) their respective equity ownership interests of such Subsidiary (or capital account balances as the case may be). All of the issued and outstanding shares of capital stock or membership or partnership interests of each Subsidiary of LTEL have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on Section 4.6 of the Disclosure Schedule, one of LTEL or its Subsidiaries holds of record and owns beneficially all of the outstanding shares or membership or partnership interests of each Subsidiary of LTEL, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of LTEL and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or other membership or partnership interests of any of its Subsidiaries or that could require any Subsidiary of LTEL to issue, sell, or otherwise cause to become outstanding any of its own capital stock or ownership interests. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of LTEL. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of LTEL. None of LTEL and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of LTEL.

SECTION 4.7       Financial Statements.

         Attached hereto as Exhibit H are the following financial statements (collectively the "Financial Statements"): (i) audited, consolidated balance sheets and statements of operations, changes in accumulated deficit, and cash flow as of and for the fiscal year ended December 31, 2002, (the "Most Recent Fiscal Year End") and for the years ended December 31, 2001 and 2000, for LTEL and its Subsidiaries; and (ii) unaudited consolidated balance sheets and statements of operations, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the twelve months ended December 31, 2003 (the "Most Recent Fiscal Month End") for LTEL and its

Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of LTEL and its Subsidiaries as of such dates and the results of operations of LTEL and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which except as set forth in Section 4.7 of the Disclosure Schedule will not be material individually or in the aggregate) and may lack footnotes and other presentation items otherwise required under GAAP. Fonix shall have the right to approve of the auditor that provides the audit opinion for the Financial Statements that are required to be audited.

SECTION 4.8       Events Subsequent to Most Recent Fiscal Month End.

         Except as set forth on Section 4.8 of the Disclosure Schedule, since the Most Recent Fiscal Month End, there has not been any Material Adverse Effect on or to LTEL and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

          (a) none of LTEL and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

          (b) none of LTEL and its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

          (c) no party (including any of LTEL and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of LTEL and its Subsidiaries is a party or by which any of them is bound;

          (d) none of LTEL and its Subsidiaries has imposed or allowed to be imposed any Security Interest upon any of its assets, tangible or intangible;

          (e) none of LTEL and its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

          (f) none of LTEL and its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

          (g) LTEL and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $50,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

          (h) none of LTEL and its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

          (i) there has been no change made or authorized in the charter or bylaws of any of LTEL and its Subsidiaries;

          (j) none of LTEL and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (k) none of LTEL and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (l) none of LTEL and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (m) none of LTEL and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) none of LTEL and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (o) none of LTEL and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (p) none of LTEL and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (q) none of LTEL and its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (r) none of LTEL and its Subsidiaries has committed to any of the foregoing.

SECTION 4.9       Undisclosed Liabilities.

         None of LTEL and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for
(i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

SECTION 4.10      Legal Compliance and Authorizations.

          (a) Each of LTEL and its Subsidiaries, as may be specifically applicable to LTEL or its Subsidiaries, has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect on LTEL and its Subsidiaries. Without limiting the generality of the foregoing, neither LTEL nor any of its Subsidiaries has committed any unfair trade practice with respect to its customers, suppliers or agents in connection with the operation of their business.

          (b) LTEL and its Subsidiaries, as may be specifically applicable to LTEL or its Subsidiaries, have received all authorizations or permissions of the FCC and state public service or utilities commissions (the "State Commissions") in the states in which LTEL and its Subsidiaries operate their business as are necessary and appropriate for them to own or operate their business and their respective assets, properties and rights. Section
     4.10 of the Disclosure Schedule sets forth a true, correct and complete list of the authorizations, registrations and permits received from the FCC and the State Commissions (collectively the "LTEL Authorizations"). All LTEL Authorizations are valid and in full force and effect, exclusively held by LTEL or one of its Subsidiaries, free and clear of any legal disqualifications, conditions or other restrictions. There is not pending or, to the Knowledge of LTEL, its officers and directors, or the Sellers, threatened against LTEL or any of its Subsidiaries and, to the Knowledge of LTEL, its officers and directors and Sellers, there is not pending or threatened against LTEL or any of its Subsidiaries, any application, action, petition, objection or other pleading, or any proceeding, with the FCC or any State Commission or any other Governmental Authority that challenges, questions or contests the validity of, or any right, title and interest of the holder under, or nonrenewal, termination, revocation, forfeiture or suspension of, any LTEL Authorization. None of LTEL or any of its Subsidiaries is in default or has received any notice of any claim of default, with respect to any LTEL Authorization. Each of LTEL and its Subsidiaries has complied in all respects with, and is not in violation of, any requirement of law to which the LTEL Authorizations are subject, including, without limitation, rules, regulations or orders of the FCC and any applicable State Commission. None of LTEL or its Subsidiaries has failed to adhere to the requirements, terms, conditions or restrictions of any license, permit or authorization necessary to the ownership of the LTEL Authorizations. Each of LTEL and its Subsidiaries has fully and timely paid and is current in all respects all local, state and federal fees, charges and assessments relating to their business and the LTEL Authorizations. Except as otherwise governed by any applicable requirement of law, all of the LTEL Authorizations that are material to LTEL or any of its Subsidiaries are renewable by their terms without the need to comply with any special qualification procedures.

          (c) Each of the LTEL and its Subsidiaries are currently, and have been at all times with respect to the operation of their business, in material compliance with all applicable rules and regulations of the FCC and the State Commissions.

SECTION 4.11      Tax Matters.

          (a) Each of LTEL and its Subsidiaries has filed all Income Tax Returns that it was required to file. All such Income Tax Returns were correct and complete in all material respects when filed. All Income Taxes owed by any of LTEL and its Subsidiaries (whether or not shown on any Income Tax Return) have been paid. None of LTEL and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Income Tax Return.

          (b) There is no material dispute or claim concerning any Income Tax liability of any of LTEL and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers of LTEL and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority.

          (c) Section 4.11 of the Disclosure Schedule lists all federal, state, local, and foreign Income Tax Returns filed with respect to any of LTEL and its Subsidiaries for taxable periods ended on or after January 1, 1998, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. The Sellers have delivered to Buyer correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of LTEL and its Subsidiaries since January 1, 1998. None of LTEL and its Subsidiaries has waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

          (d) None of LTEL and its Subsidiaries has filed a consent under Code 341(f) concerning collapsible corporations. None of LTEL and its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. None of LTEL and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of LTEL and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of LTEL and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was LTEL) or (B) has any liability for the Taxes of any Person (other than any of LTEL and its Subsidiaries) under Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (e) The unpaid Income Taxes of LTEL and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed by any material amount the reserve for Income Tax liability (rather than any reserve for deferred
     Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing

     Date in accordance with the past custom and practice of LTEL and its Subsidiaries in filing their Income Tax Returns.

SECTION 4.12      Intellectual Property.

          (a) None of LTEL and its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of the Sellers and the directors and officers of LTEL and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of LTEL and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers of LTEL and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of any of LTEL and its Subsidiaries in any material respect.

          (b) Section 4.12 of the Disclosure Schedule identifies each patent or patent registration which has been issued to any of LTEL and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for patent registration which any of LTEL and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which any of LTEL and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 4.12 of the Disclosure Schedule also identifies each material trade name or unregistered trademark used by any of LTEL and its Subsidiaries in connection with any of its businesses, and any web-site URL or other addresses used in connection with the business of LTEL or its Subsidiaries. With respect to each item of Intellectual Property required to be identified in Section 4.12 of the Disclosure Schedule:

               (i) LTEL and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers of LTEL and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) none of LTEL and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (c) Section 4.12 of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of LTEL and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.12 of the Disclosure Schedule:

               (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

               (ii) no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

               (iii)  no  party  to  the  license,  sublicense,   agreement,  or
          permission has repudiated any material provision thereof; and

               (iv) none of LTEL and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

SECTION 4.13      Assets.

          (a) Section 4.13 of the Disclosure Schedule contains a true, correct and complete listing of substantially all of the assets of LTEL and each of its Subsidiaries (the "Assets"), including without limitation office equipment, furniture, vehicles, leasehold improvements, personal computers and other information technology equipment and peripherals, copy machines, facsimile machines, scanners and telecommunications (voice or data) equipment and peripherals. Such asset listing included as part of Section
     4.12 of the Disclosure Schedule may omit certain Assets that are immaterial, individually and in the aggregate. Section 4.13 of the Disclosure Schedule specifies whether LTEL or which of its Subsidiaries owns, leases, licenses or otherwise uses the asset listed thereon, the nature of the Asset, the current acquired value, accumulated depreciation and book value, whether the Asset is owned, leased, licensed or used, and with respect to leased and licensed Assets, the identity of the lessor or licensor. Except as disclosed on Section 4.13 of the Disclosure Schedule, there are no material assets, properties or rights located on or situated on the premises of LTEL or any of its Subsidiaries other than the Assets.

          (b) Each of LTEL or any of its Subsidiaries purporting to own, lease or license any Asset has good, valid and marketable title to, or a valid leasehold interest or license in, such Asset, free and clear of all Liens, except for Permitted Liens and Liens disclosed on Section 4.13 of the Disclosure Schedule. No Person other than LTEL or an LTEL Subsidiary identified as the owner on Section 4.13 of the Disclosure Schedule owns any interest in any Asset, except with respect to the leased or licensed Assets disclosed on Section 4.13 of the Disclosure Schedule, and all Assets are or at the Closing will be in the possession and subject to the control of LTEL or one of its Subsidiaries.

(c) All Assets, including without limitation all buildings, structures, facilities, and equipment, are in good operating condition and repair, subject to normal wear and maintenance, are useable in the Ordinary Course of Business of LTEL and its Subsidiaries consistent with past practice and are fit for their intended purpose, and conform in all material respects to all applicable requirements of law relating to their construction, use and operation. There are no facts or conditions affecting the Assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

(d) Except as set forth in Section 4.13 of the Disclosure Schedule, neither any Seller nor any of LTEL's or its Subsidiaries Affiliates has any license, lease, options or ownership interests in, or other right to use, any of the Assets.

SECTION 4.14      Sufficiency of Assets and Real Property.

         Except as disclosed on Section 4.14 of the Disclosure Schedule, the Assets, the real property owned or leased by LTEL and its Subsidiaries, the Intellectual Property, the contracts set forth on Section 4.15 of the Disclosure Schedule, and the LTEL Authorizations comprise all the rights, assets and properties used primarily in the operation of the business of LTEL and its Subsidiaries in the manner conducted by LTEL and its Subsidiaries during the twelve month period preceding the date of this Agreement.

SECTION 4.15      Contracts.

         Section 4.15 of the Disclosure Schedule lists the following contracts and other agreements to which any of LTEL and its Subsidiaries is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $25,000;

          (c) any agreement concerning a partnership or joint venture;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (e)   any   material   agreement    concerning    confidentiality   or
     noncompetition;

          (f) any material agreement with any of the Sellers and their Affiliates (other than LTEL and its Subsidiaries);

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (h) any collective bargaining agreement;

          (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $75,000 or providing any severance benefits;

          (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (k) any  agreement  under  which  the  consequences  of a  default  or
     termination   could  have  a  Material  Adverse  Effect  on  LTEL  and  its
     Subsidiaries; or

          (l)  any  other  agreement  (or  group  of  related   agreements)  the
     performance of which involves consideration in excess of $75,000.

The Sellers have delivered to Buyer a correct and complete copy of each written agreement listed in Section 4.15 of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4.15 of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

SECTION 4.16      Notes and Accounts Receivable.

         All notes and accounts receivable of LTEL and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of LTEL and its Subsidiaries.

SECTION 4.17      Powers of Attorney.

         To the Knowledge of any of the Sellers and the directors and officers of LTEL and its Subsidiaries, there are no material outstanding powers of attorney executed on behalf of any of LTEL and its Subsidiaries.

SECTION 4.18      Insurance.

         Section 4.18 of the Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of LTEL and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

          (a) the name, address, and telephone number of the agent;

          (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (c) the policy number and the period of coverage;

          (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (e) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither any of LTEL and its Subsidiaries nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof.
Section 4.18 of the Disclosure Schedule describes any material self-insurance arrangements affecting any of LTEL and its Subsidiaries.

SECTION 4.19      Litigation.

         Section 4.19 of the Disclosure Schedule sets forth each instance in which any of LTEL and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers and the directors and officers of LTEL and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

SECTION 4.20      Books and Records.

         The books of account, minute books and other records of LTEL and its Subsidiaries, all of which have been made available in their entirety to Fonix, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of LTEL and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by the stockholders, the Board of Directors of LTEL and its Subsidiaries and any committee thereof, and no meeting of any such stockholders, Board of Directors or committee thereof has been held for which minutes have not been prepared and are not contained in such minute books.

SECTION 4.21      Agreements with Regulatory Agencies.

         Neither LTEL nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding, commitment letter, suspension order, or similar undertaking (each a "Regulatory Agreement") with any regulatory agency or any other governmental entity that restricts the conduct of its business in any material respect, nor have LTEL or any of its Subsidiaries been notified by any regulatory agency or any other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

SECTION 4.22      Regulatory Approvals.

         Section Schedule 4.22 of the Disclosure Schedule sets forth all telecommunications approvals and other material regulatory approvals which must be obtained by Fonix, LTEL or any of its Subsidiaries to enable Fonix to purchase the LTEL Shares and continue the operations of LTEL and its Subsidiaries on and after the Closing Date (the "Regulatory Approvals").

SECTION 4.23      Employees.

         To the Knowledge of any of the Sellers and the directors and officers of LTEL and its Subsidiaries, no executive, key employee, or significant group of employees plans to terminate employment with any of LTEL and its Subsidiaries during the next twelve (12) months. Section 4.23 of the Disclosure Schedule sets forth the names of all directors and officers of LTEL and its Subsidiaries, the total salary, bonus, fringe benefits and perquisites each received from LTEL or its Subsidiaries in the period ended September 30, 2003, and there have been no changes to the foregoing which have occurred subsequent to September 30, 2003, other than changes in the Ordinary Course of Business consistent with past practice. Except as disclosed in Section 4.23 of the Disclosure Schedule, there are no other forms of compensation paid to any such director or officer of LTEL or its Subsidiaries. Except as set forth in Section 4.23 of the Disclosure Schedule, neither LTEL nor any of its Subsidiaries has become obligated, directly or indirectly, to any stockholder, director or officer of LTEL or its Subsidiaries or any person related to such person by blood or marriage, except for current liability for such compensation. Except as set forth in Section 4.23 to the Disclosure Schedule, to the Knowledge of the Sellers and the directors and officers of LTEL, no stockholder, director, officer, agent or employee of LTEL or its Subsidiaries or any person related to such person by blood or marriage holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has material transactions with, LTEL or its Subsidiaries. None of LTEL and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of LTEL and its Subsidiaries has committed any material unfair labor practice. None of the Sellers and the directors and officers of LTEL and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of LTEL and its Subsidiaries.

SECTION 4.24      Employee Benefits.

          (a) Section 4.24 of the Disclosure Schedule lists each Employee Benefit Plan that any of LTEL and its Subsidiaries maintains or to which any of LTEL and its Subsidiaries contributes or has any obligation to contribute.

               (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (ii) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-l's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of LTEL and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (iv) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
          Section 401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

               (v) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (vi) The Sellers have delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (b) With respect to each Employee Benefit Plan that any of LTEL, its Subsidiaries, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Sellers and the directors and officers of LTEL and its Subsidiaries, threatened.

               (ii) There have been no Prohibited  Transactions  with respect to any such Employee Benefit Plan. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers and the directors and officers of LTEL and its Subsidiaries, threatened.

               (iii) None of LTEL and its Subsidiaries has incurred any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section
          4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (c) None of LTEL, its Subsidiaries, and the other members of the Controlled Group that includes LTEL and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability (as defined in ERISA Section 4201), under any Multiemployer Plan.

               (d) None of LTEL and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

SECTION 4.25      Guaranties.

         None of LTEL and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

SECTION 4.26      Environment, Health, and Safety Matters.

               (a) To Sellers' Knowledge, each of LTEL, its Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

               (b) Without limiting the generality of the foregoing, each of LTEL, its Subsidiaries, and their respective Affiliates, has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such material permits, licenses and other authorizations is set forth on Section 4.26 of the Disclosure Schedule.

               (c) None of LTEL, its Subsidiaries, or their respective Affiliates has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

               (d) Except as set forth on the attached "Environmental and Safety Matters Schedule", none of the following exists at any property or facility owned or operated by LTEL or its Subsidiaries: (1) underground storage tanks, (2) asbestos-containing material in any friable and damaged form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

               (e) None of LTEL, its Subsidiaries, or any of their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

               (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or


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

          "responsible property transfer" Environmental, Health, and Safety Requirements.

SECTION 4.27     Certain Business Relationships With LTEL and Its Subsidiaries.

         None of the Sellers and their Affiliates has been involved in any material business arrangement or relationship with any of LTEL and its Subsidiaries within the past twelve (12) months, and none of the Sellers and their Affiliates owns any material asset, tangible or intangible, which is used in the business of any of LTEL and its Subsidiaries.

SECTION 4.28 Operation of LTEL's and its Subsidiaries' Business; Relationships.

               (a) Sellers and LTEL's officers and directors believe that the relationships of LTEL and its Subsidiaries with their customers, suppliers, distributors and value added resellers (including, without limitation, data suppliers, Intellectual Property licensors and product distributors) are satisfactory and that the execution of this Agreement and the consummation of the transactions contemplated hereby will not have a Material Adverse Effect on LTEL and its Subsidiaries.

               (b)  LTEL  and  its   Subsidiaries   are  in  possession  of  all
          governmental franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to carry on their business as it is now being conducted (collectively, the "LTEL Permits") except where the failure to possess such LTEL Permits, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on LTEL and its Subsidiaries, and there is no action pending or, to the Knowledge of the Sellers or the officers and directors of LTEL and its Subsidiaries, threatened regarding any of the LTEL Permits. Neither LTEL nor its Subsidiaries is in conflict with, or in default or violation of any of the LTEL Permits in any material respect, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on LTEL and its Subsidiaries.

               (c) Except as set forth in Section 4.28 of the Disclosure Schedule, as of the date hereof, no customer which individually accounted for more than five percent (5%) of LTEL's consolidated gross revenues, and no supplier or vendor which accounted for more than fifteen percent (15%) of LTEL's consolidated expenses during the twelve (12) month period preceding the date hereof, has canceled or otherwise terminated, or made any written threat to LTEL or its Subsidiaries to cancel or otherwise terminate its relationship with LTEL or it Subsidiaries or has at any time on or after December 31, 2002 decreased materially its services or supplies to LTEL or its Subsidiaries in the case of any such supplier, or its usage of the services or products of LTEL or its Subsidiaries in the case of such customer, and to the Knowledge of the Sellers and the officers and directors of LTEL, no such supplier or customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with LTEL or its Subsidiaries or decrease materially its services or supplies to LTEL or its Subsidiaries or its usage of the services or products of LTEL or its Subsidiaries, as the case may be.

SECTION 4.29      Customers; Rates; Form of Agreements.

         As of December 31, 2003, the aggregate number of business and residential customers of LTEL's Subsidiaries was not fewer than the corresponding amount disclosed for each such category of customers as set forth on Section 4.29 of the Disclosure Schedule. Section 4.29 of the Disclosure Schedule also sets forth a true, correct and complete (a) description of the terms of each primary residential and business service package, with the prices for each component of each service package offered by LTEL's Subsidiaries January 1, 2002, and (b) a copy of each form of customer agreement used in the business of LTEL's subsidiaries during the 24 month period preceding the date hereof.

SECTION 4.30      Disclosure.

         The representations and warranties contained in this Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Article IV not misleading.

                                   ARTICLE V
                    Representations and Warranties Concerning
                           FONIX and Its Subsidiaries

         Fonix represents and warrants to the Sellers that the statements contained in this Article V are correct and complete as of the date of this Agreement, except as set forth in a disclosure schedule separately delivered by Fonix to the Sellers on the date hereof (the "Fonix Disclosure Schedule").

SECTION 5.1       Organization, Qualification, and Corporate Power.

         Each of Fonix and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Fonix and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on Fonix and its Subsidiaries. Each of Fonix and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

SECTION 5.2       Capitalization.

         Fonix has authorized capital consisting of 800,000,000 shares of Class A Common Stock, par value $.0001 per share, and 50,000,000 shares of preferred stock, par value $.0001 per share. As of February 23, 2004, Fonix has issued and outstanding 64,291,840 shares of Class A Common Stock, and 864,163 shares of Class A Common Stock are subject to issuance upon the conversion or exercise of presently issued and outstanding warrants and options of Fonix. Fonix has issued 166,667 shares of Series A Preferred Stock, and 166,667 shares of Series A Preferred Stock are outstanding, which shares are convertible into 4,167 shares of Class A Common Stock.

SECTION 5.3       SEC Documents; Financial Statements.

         Fonix has furnished or otherwise made available to the Sellers a true and complete copy of each statement, report, registration statement, definitive proxy statement, and other filing filed with the SEC by Fonix since December 31, 2002, and, prior to the Closing, Fonix will have furnished or otherwise made available to the Sellers with true and correct copies of any additional documents filed with the SEC by Fonix prior to the Closing (collectively, the "Fonix SEC Documents"). In addition, Fonix has made available to the Sellers all material exhibits to the Fonix SEC Documents filed prior to the date hereof and will promptly make available upon request therefor to the Sellers all material exhibits to any additional Fonix SEC Documents filed prior to the Closing. All documents required to be filed as exhibits to the Fonix SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither Fonix nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Fonix SEC Documents complied in all material respects with the requirements of the Exchange Act, and the Securities Act and none of the Fonix SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Fonix SEC Document prior to the date hereof. The financial statements of Fonix, including the notes thereto, included in the Fonix SEC Documents (the "Fonix Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Fonix Financial Statements fairly present the consolidated financial condition and operating results of Fonix and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no material change in Fonix's accounting policies except as described in the notes to the Fonix Financial Statements. Since December 31, 2002, no event has occurred that would have required the filing of any report that otherwise would have been included among the SEC Documents and for which an appropriate report was not filed.

SECTION 5.4       Absence of Certain Changes.

         Except as set forth on Section 5.4 of the Fonix Disclosure Schedule, and except as contemplated by this Agreement, since September 30, 2003 (the "Fonix Balance Sheet Date"), except as described in the Fonix SEC Documents, Fonix has conducted its business in the Ordinary Course of Business consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Fonix; (ii) any acquisition, sale or transfer of any material asset of Fonix or any of its subsidiaries other than in the Ordinary Course of Business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by

Fonix or any revaluation by Fonix of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Fonix, or any direct or indirect redemption, purchase or other acquisition by Fonix of any of its shares of capital stock; (v) any amendment or change to Fonix's Certificate of Incorporation or Bylaws; or (vi) any negotiation or agreement by Fonix or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with the Sellers and their representatives regarding the transactions contemplated by this Agreement).

SECTION 5.5       Absence of Undisclosed Liabilities.

         Fonix has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Fonix's Quarterly Report on Form 10-Q for the period ended September 30, 2003 (the "Fonix Balance Sheet"), (ii) those incurred in the Ordinary Course of Business and not required to be set forth in the Fonix Balance Sheet under GAAP, and (iii) those incurred in the Ordinary Course of Business since the Fonix Balance Sheet Date and consistent with past practice.

SECTION 5.6       Litigation.

         Except as described in the Fonix SEC Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Fonix or any of its Subsidiaries, threatened against Fonix or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Fonix or its Subsidiaries or their respective operations or financial condition. There is no judgment, decree or order against Fonix or any of its Subsidiaries or, to the Knowledge of Fonix or any of its Subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Fonix or its Subsidiaries.

SECTION 5.7       Governmental Authorization.

         Fonix and each of its Subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity (i) pursuant to which Fonix or any of its Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Fonix's or any of its Subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Fonix Authorizations"), and all of such Fonix Authorizations are in full force and effect, except where the failure to obtain or have any of such Fonix Authorizations could not reasonably be expected to have a Material Adverse Effect on Fonix or its Subsidiaries.

SECTION 5.8       Disclosure.

         The representations and warranties contained in this Article V do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Article V not misleading. The Confidential Private Placement Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Fonix makes no representation or warranty with respect to any information that LTEL will supply specifically for use in the Offering Memorandum.

ARTICLE VI                                                                  .
                       CONDITIONS PRECEDENT TO THE CLOSING

SECTION 6.1       Conditions to Fonix's and Buyer's Obligation to Close

          (a) Regulatory Consents and Approvals. LTEL, its Subsidiaries and Fonix shall have filed (and where applicable received favorable action in response to) all necessary applications and notices (which applications and notices will comply in all material respects with all requirements of applicable law, including, without limitation, the regulations and orders of the FCC) with the FCC and the State Commissions to obtain the Regulatory Approvals.

          (b) Accuracy of Representations and Warranties. The representations and warranties of LTEL, McCormack and the Sellers set forth in this Agreement are true and correct in all material respects on and as of the Closing Date.

          (c) Employment Agreements. LTEL or its Subsidiaries shall have made such arrangements for employment and compensation (including arrangements for non-competition and non-solicitation covenants) with each of W. Dale Smith, James E. Malcom, and Matthew Sines and such other employees of LTEL or its Subsidiaries, all as Fonix deems satisfactory in Fonix's sole discretion.

          (d) Good Standing Certificates. LTEL shall have delivered on the Closing Date good standing certificates of each of LTEL and its Subsidiaries from the Secretary of State (or comparable authority) of the state of their formation and any other jurisdiction where LTEL or any of its Subsidiaries is required to be qualified to do business, obtained at the expense of LTEL, dated within five (5) days of the Closing.

          (e) Secretary's Certificate. A certificate, dated the Closing Date and delivered on the Closing Date, executed by the Secretary of LTEL, which shall (i) attach a certified copy of the resolutions of the board of directors of LTEL authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement; (ii) identify by name and title and bear the signature of its officer authorized to execute this Agreement or any other agreement or instrument to be executed by LTEL in connection with the Closing; and (iii) attach (x) a certified copy of the certificates or articles or incorporation, or the certificate of organization or formation, as the case may be, of each of LTEL and its Subsidiaries, including all amendments, certified by the relevant Secretary of State (or comparable authority) of the state of incorporation or organization of each of LTEL and its Subsidiaries.

          (f) Surrender and Issuance of Certificates. The Sellers shall have delivered to Buyer original certificates representing LTEL Shares, or affidavits of lost instrument in the form attached as Exhibit G, endorsed for transfer or with duly executed stock powers, together with such other documents and instruments, if any, as may be necessary to permit Buyer to acquire the LTEL Shares, free and clear of any and all Security Interests or voting or other restrictions of any kind whatsoever adverse to Buyer.

          (g) Officer's Certificate. The Seller Representative and the Chief Executive Officer of LTEL and its Subsidiaries shall have delivered to Buyer a certificate, dated the Closing Date, stating that (i) all representations and warranties made herein by LTEL and the Sellers are true and accurate as of the Closing Date, (ii) as of the Closing Date, the assets of LTEL and its Subsidiaries shall be free of any Security Interests or other Liens or encumbrances except for Permitted Liens and as set forth on the Disclosure Schedule, (iii) as of December 31, 2003, LTEL did not have consolidated liabilities in excess of $8,850,000, and (iv) for the year ended December 31, 2003, LTEL's consolidated gross revenue was at least $15,800,000.

          (h) Opinion of Counsel. Buyer shall have received the opinion of Krieger & Prager, LLP, counsel to the Sellers, dated the Closing Date, substantially in the form and to the effect of Exhibit I hereto.

          (i)  Board  Resignations.   Buyer  shall  have  received  the  written
     resignations, effective as of the Closing, of the members of the Board of Directors of LTEL.

          (j) Acquisition of All LTEL Capital Stock. The holders of one hundred percent (100%) of LTEL's Series B Preferred Stock, and one hundred percent (100%)of LTEL's common stock shall have executed and delivered this Agreement.

          (k) Escrow Agreement. The execution and delivery by the Escrow Agent, McCormack and Fonix of the Escrow Agreement in the form attached as Exhibit J.

          (l) Third Party Consents. Fonix, the Sellers and/or LTEL and its Subsidiaries shall have received any consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or by which any of their properties or assets is bound, that is required for the execution, delivery, or performance by such party of this Agreement.

          (m) Operations in Ordinary Course. From and after September 30, 2003, and through the Closing Date, the operations and business of LTEL and its Subsidiaries shall have been conducted in the Ordinary Course of Business.

SECTION 6.2       Conditions of the Sellers' Obligations to Close

          (a) Good Standing Certificates. Fonix and Buyer shall have delivered to the Sellers a certified copy of the certificates or articles or incorporation, or the certificate of organization or formation, as the case may be, of each of Fonix and Buyer, including all amendments, certified by the relevant Secretary of State (or comparable authority) of the state of incorporation or organization of each of Fonix and Buyer.

          (b) Officer's Certificate. The Chief Executive Officer of Fonix and Buyer shall have delivered to the Sellers a certificate, dated the Closing Date, stating that all representations and warranties made herein by Fonix and Buyer are true and accurate as of the Closing Date.

          (c) Opinions of Counsel. The Sellers shall have received the opinion of Durham Jones & Pinegar, P.C., counsel to Fonix and Buyer, dated the Closing Date, substantially in the form and to the effect of Exhibit K hereto.

SECTION 6.3       Conditions to All Parties' Obligations to Close

          (a) No Injunctions or Restraints; Illegality. No action, suit or proceeding before any court of competent jurisdiction or any governmental entity shall have been commenced or, to the actual knowledge of the parties, threatened, and no investigation by any governmental entity shall have been commenced or, to the actual knowledge of the parties, threatened, against Fonix, Buyer, LTEL or any of its Subsidiaries, McCormack, Sellers, or any of their respective Affiliates, (i) seeking to restrain, prohibit or enjoin the consummation of the transactions contemplated hereby or to change any of the terms thereof, (ii) challenging the validity, legality or enforceability of, or seeking damages of at least $250,000 in respect of, the transactions contemplated hereby or any transactions by which LTEL or its predecessor(s) in interest acquired any of its assets, (iii) seeking to encumber or restrict any of LTEL's or its Subsidiaries' assets or to in any way limit the conduct of LTEL's and its Subsidiaries' business or operations in the Ordinary Course of Business, or (iv) otherwise that would have, if successful, any Material Adverse Effect on LTEL or its Subsidiaries or on Buyer's ability to operate the business of LTEL or its Subsidiaries after the Closing in the Ordinary Course of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory body of competent jurisdiction granting any of the relief described in clauses (i) through (iv) above shall have been entered or ordered and remain effective as of the Closing, and no other restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be and remain in effect, nor shall any proceeding or investigation brought by any administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which would which would be reasonably likely, based on information available to the Parties, as of the Closing Date, to have a Material Adverse Effect on either Fonix, Buyer or LTEL or its Subsidiaries after the Closing or on the ability of the Parties to consummate the transactions contemplated by this Agreement, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal.

          (b) No Material Adverse Effect. Since September 30, 2003, no Material Adverse Effect as to LTEL or any of its Subsidiaries or Fonix or any of its Subsidiaries shall have occurred, except to the extent disclosed to the other Parties.

                                  ARTICLE VII.
                             Post-Closing Covenants

                  The Parties agree as follows with respect to the period following the Closing.

SECTION 7.1       General.

         In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII below). The Sellers acknowledge and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to LTEL and its Subsidiaries.

SECTION 7.2       Litigation Support.

         In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of LTEL and its Subsidiaries, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VIII below).

SECTION 7.3       Transition.

         None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of LTEL and its Subsidiaries from maintaining the same business relationships with LTEL and its Subsidiaries after the Closing as it maintained with LTEL and its Subsidiaries prior to the Closing.

SECTION 7.4       Confidentiality.

         Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 7.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

SECTION 7.5       Public Announcements.

         Unless otherwise permitted by this Agreement, the Parties shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the Nasdaq Stock Market.

SECTION 7.6       Regulatory Approvals

         To the extent that any Regulatory Approvals are not received by Fonix or LTEL and its Subsidiaries, as the case may be, before Closing, and Fonix, LTEL or Sellers, as the case may be agree to Close, Sellers, LTEL and Fonix shall diligently and jointly prosecute all such applications and take all such actions and give all such notices as may be required or requested by the FCC, the State Commissions or other applicable governmental authorities or as may be appropriate in an effort to expedite the grant of such consents, approvals and authorizations by the FCC, the State Commissions or other applicable governmental authorities.

SECTION 7.7       Post-Closing Merger.

         If, after Closing, Fonix or Buyer elect to complete a merger of LTEL with and into Buyer or Fonix, Buyer or Fonix, as the case may be, shall comply in all materials respect with the requirements of applicable corporate law, including without limitation, Section 262 of the Delaware General Corporation Law.

                                 ARTICLE VIII.
                           indemnification and escrow

SECTION 8.1       Survival of Representations, Warranties and Covenants.

          (a) The representations and warranties contained in this Agreement shall survive the Closing until one (1) year after the Closing Date; provided, however, that:

               (i) the representation and warranties contained in Sections 3.1(a), (b), (c) and (d), 3.2(a),(b), and (c), 4.1, 4.2, 4.3, 4.5,
          4.6, 4.10 and 4.13(b) shall survive without limitation;

               (ii) the  representations  and  warranties  contained in Sections
          4.11 and 4.22 shall survive the Closing until the expiration date of the applicable statute of limitations period;

               (iii) the  representations  and  warranties  contained in Section
          4.24 shall survive until the expiration of three (3) years after the Closing Date; and

               (iv) the representations and warranties contained in Section 4.26 shall survive until the expiration of four (4) years after the Closing Date.

          (b) The covenants and agreements of the parties contained in or made in accordance with the Agreement shall survive Closing in accordance with the terms of such covenant or agreement and shall remain operative and in full force and effect until the expiration date of the statute of limitations period applicable to contractual obligations.

          (c) This Article VIII shall survive the Closing and shall remain in effect indefinitely. Any claim by a party based upon breach of any representation or warranty in this Agreement made in accordance with
     Article VIII must be submitted to the breaching party prior to or at the expiration of the applicable survival period specified in Section 8.1(a) or such claim may not be pursued and is irrevocably waived. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein. The waiver of any condition based on the accuracy of any representation or warranty or on the performance of or compliance with any covenant or obligation, will not affect the right of indemnification, or any other remedy based on such representations, warranties, covenants or obligations. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement that is the subject of a claim asserted in writing prior to the expiration of the applicable survival period set forth in Section 8.1(a) shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof. No written assertion described in the preceding sentence will extend the survival of any claim unless the assertion describes the matters with sufficient particularity to reasonably apprise the receiving party of the specific subject matter of such claim.

SECTION 8.2       Indemnification.

          (a) Notwithstanding any investigation of Buyer of Fonix, or their representatives or Affiliates, and in addition to the indemnification obligations of Sellers set forth elsewhere herein, from and after the
     Closing:

               (i) Each of Sellers, severally and not jointly, for and behalf of themselves only, shall indemnify, defend and hold harmless each of Buyer and Fonix ("Buyer Indemnified Persons"), against and in respect of any and all Damages incurred or suffered by any Buyer Indemnified Person that result from, relate to or arise out of (A) any inaccuracy in or breach of any representation or warranty of such Seller made in
          Section 3.1 hereof for the period of time specified in Section 8.1(a), and/or (B) any transaction or event occurring prior to Closing and related to such Seller's status as a holder of equity interests in LTEL or its predecessors in interest as to its Subsidiaries; and

               (ii) McCormack, individually, and for and on behalf of all Sellers, shall indemnify, defend and hold harmless the Buyer Indemnified Persons, against and in respect of any and all Damages incurred or suffered by any Buyer Indemnified Person that result from, relate to or arise out of:

                    a) any  inaccuracy  in or  breach of any  representation  or warranty of LTEL, McCormack or Sellers under any section or provision of this Agreement (other than Section 3.1), the Disclosure Schedule or any other exhibit, schedule or other instrument made or given in connection with the execution and delivery of this Agreement for the periods of time specified in
               Section 8.1(a);

                    b) any material breach or nonfulfillment of any agreement or covenant of Sellers or LTEL under this Agreement;

                    c) any  claim of any  kind  against  Buyer  or  Fonix  after
               Closing by or from any Seller (or any holder, actual or claimed, of any capital stock of LTEL) related to any transaction or event occurring prior to Closing and related to its status as a holder of equity interests in LTEL or its predecessors in interest as to its Subsidiaries;

                    d) any  liability  of LTEL or its  Subsidiaries  other  than liabilities set forth on or reserved for in the Most Recent Balance Sheet; and

                    e) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to any of the foregoing or to the enforcement of this Section 8.2(a).

          (b) In addition to the indemnification obligations of Buyer and Fonix set forth elsewhere herein, from and after the Closing, Buyer and Fonix, jointly and severally, shall indemnify, defend and hold harmless each Seller ("Seller Indemnified Persons"), against and in respect of any and all Damages incurred or suffered by any Seller Indemnified Person that result from, relate to or arise out of:

               (i) any inaccuracy in or breach of any representation or warranty of Buyer or Fonix under this Agreement, the Buyer Disclosure Schedule or any other exhibit, schedule or other instrument made or given in connection with the execution and delivery of this Agreement for the periods of time specified in Section 8.1(a);

               (ii) any material breach or nonfulfillment of any agreement or covenant of Buyer under this Agreement;

               (iii) any and all actions, suits, claims, proceedings or investigations brought by any Third Party after the Closing that relate to the business conducted by LTEL and its Subsidiaries to the extent that the event giving rise thereto occurred after the Closing or which result from or arise out of any action or inaction after the Closing of Buyer or any of its Affiliates; and

               (iv) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to any of the foregoing or to the enforcement of this Section 8.2(b).

SECTION 8.3       Limitations on Claims for Damages.

          (a) Following the Closing, claims for Damages caused by or arising out of breach of warranty or representation under Section 8.2(a) or 8.2(b) may be made only in accordance with this Article VIII.

          (b) Anything to the contrary contained herein notwithstanding Sellers and McCormack shall not be liable for any Damages with respect to any breach of warranty or representation under Section 8.2(a) unless and until the total of all claims for indemnity or damages with respect thereto exceeds $50,000 (the "Sellers' Deductible"), and then the Sellers or McCormack shall be liable for all such claims (including the Seller Deductible).

          (c) Anything to the contrary contained herein notwithstanding, Fonix and Buyer shall not be liable for any Damages with respect to any breach of warranty or representation under Section 8.2(b) unless and until the total of all claims for indemnity or damages with respect thereto exceeds $50,000 (the "Buyer Deductible"), and then Fonix and Buyer shall be liable for all such claims (including the Buyer Deductible).

          (d) Any party seeking indemnification under this Article VIII shall be required to act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

          (e) In no event shall either party hereto be liable for indirect, special, consequential, punitive or exemplary damages resulting from, relating to or arising out of a breach of or claim for indemnification under this Agreement, even if advised at the time of breach of the possibility of such damages, except to the extent such damages are the subject of a Third Party Claim for which indemnification is available under this Agreement.

          (f) If, after a party or its Affiliates receive any indemnification payment hereunder, the amount of such party's Damages to which such payment relates is reduced by recovery, settlement or otherwise under any insurance coverage (or other source of indemnity or reimbursement), or pursuant to any claim, recovery, settlement or payment by or against any Third Party, the amount of such reduction (less any costs, expenses, or Taxes incurred in connection therewith) will promptly be repaid by the party receiving such amount to the other party.

          (g) Nothing in this Agreement shall limit the liability in amount or otherwise of any Party with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

SECTION 8.4       Adjustment For Insurance and Tax Benefits.

         Any indemnification payable in accordance with Section 8.2 shall be net of any amounts actually recovered (after deducting related costs and expenses) by the indemnitee under this Agreement (the "Indemnitee") for the Damages for which such indemnification payment is made, under any insurance policy, warranty or indemnity from any Third Party existing at the Closing Date, provided that no Indemnitee shall be obligated to seek any recovery under any such insurance policy, warranty, indemnity or any Tax benefits actually realized and recognized by the Indemnitee in respect of any Losses for which indemnification is made.

SECTION 8.5       Payment.

          (a) Upon a determination of liability by a court or adjudicatory body of competent jurisdiction in respect of Article VIII of this Agreement, the appropriate party shall pay the Indemnitee the amount so determined (subject to the limitations of Section 8.3) within ten (10) Business Days after the date of determination (such tenth Business Day, the "Due Date"). If -------- there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the indemnitor under this Agreement (the "Indemnitor") shall nevertheless pay when due such portion, if any, of the ---------- obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Agreement and the portion, if any, theretofore paid shall bear interest as provided below in Section 8.5(b). Upon the payment in full of any claim, either by setoff or otherwise, the Indemnitor or other Person making payment shall be subrogated to the rights of the Indemnitee against any Person with respect to the subject matter of such claim.

          (b) If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitor shall pay the Indemnitee interest on the unpaid amount of the obligation for each calendar day from the Due Date until payment in full, payable on demand, at a rate per annum equal to eighteen percent (18%) per annum.

SECTION 8.6       Matters Involving Third Parties.

          (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (b) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

          (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 8.4 above,
     (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

          (d) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with this Section 8.6, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the
     Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and (B) the Indemnifying Parties will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

SECTION 8.7       Escrow

          (a) At the Closing, Eight Hundred (800) shares of the Series H Preferred Stock otherwise issuable to McCormack at Closing (the "Escrow Shares") shall be registered in the name of, and be deposited with an institution selected by Buyer with the reasonable consent of the Seller Representative, as escrow agent (the "Escrow Agent"), such deposit to constitute the escrow fund (the "Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit J. The Escrow Fund shall be available to compensate Buyer and Fonix pursuant to the indemnification obligations of the Sellers and McCormack as set forth in Section 8.2. The Escrow Fund shall be the initial but not the exclusive recourse of the Buyer Indemnified Persons.

          (b) While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, McCormack will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

          (c) The Escrow Agent shall hold the Escrow Fund (or any then remaining portion thereof), subject to any earlier releases of any portion of the Escrow Fund pursuant to Section 8.7(f) below, in escrow until that date which shall be the earlier of (i) the date on which the Escrow Agent receives instructions to terminate the escrow and distribute the Escrow Fund signed by each of Fonix, Buyer and McCormack, and (ii) the second anniversary of the date of this Agreement (the "Termination Date"), provided, however, that if such termination is pursuant to clause (ii) above, the Escrow Agent shall continue to hold and not release after the Termination Date all or a portion of the Escrow Fund equal in stated value to the dollar amount of any claim or claims described in any Officer's Certificate (as defined in Section 8.7(f) below) that is submitted but not resolved before the Termination Date (such amount being referred to as the "Disputed Claim Amount").

          (d) Within three (3) business days after the Termination Date (the "Release Date"), the Escrow Agent shall release from escrow to McCormack all or any then remaining portion of the Escrow Fund, less the Disputed Claim Amount, if applicable. The Escrow Agent shall in all events release all of the remaining Escrow Fund (including the Disputed Claim Amount) on or before that date that shall be three (3) months after the Release Date (the "Disputed Claim Release Date") unless on or prior to the Disputed Claim Release Date, the parties to this Agreement (other than the Escrow Agent) shall have (i) resolved any dispute by settlement and provided the Escrow Agent with mutually executed delivery instructions with respect to the portion of the Escrow Fund then held by the Escrow Agent, of (ii) any party shall have commenced a legal action or arbitration to resolve such dispute, in which case the Escrow Agent shall continue to hold any then remaining portion of the Escrow Fund (including the Disputed Claim Amount) until such action or arbitration is concluded.

          (e) The Escrow Fund, or any beneficial interest therein, may not be pledged, sold, assigned or transferred, including by operation of law, by McCormack or be taken or reached by any legal or equitable process in satisfaction of debt or other liability of McCormack, prior to the delivery to McCormack of the Escrow Fund by the Escrow Agent as provided herein.

          (f) Upon receipt by the Escrow Agent on or before the Termination Date of a certificate signed by any executive officer of Fonix or Buyer (an "Officer's Certificate") (i) stating that with respect to the indemnification obligations of the Sellers and McCormack pursuant to this Agreement, Damages exist, and (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or became payable, and the nature of the misrepresentation, breach of warranty or covenant, or other claim to which such item is related, the Escrow Agent shall within two (2) Business Days deliver to McCormack a copy of the Officer's Certificate. No earlier than ten (10) Business Days and no later than fifteen (15) Business Days after the originally delivery of the Officer's Certificate to the Escrow Agent, the Escrow Agent shall deliver to Fonix or Buyer (as specified in the Officer's Certificate) out of the escrow, as promptly as practicable, all or a portion of the Escrow Fund having a value equal to the dollar amount of such Damages, unless prior to such delivery McCormack commences an action to prohibit such delivery, in which case, the Escrow Agent shall continue to hold the amount of the claim set forth in the Officer's Certificate until such dispute is resolved. For the purpose of compensating Fonix for its Damages, Escrow Shares shall be valued at their stated value.

          (g) The Escrow Agent shall have the authority to effect any transfer of Escrow Shares contemplated by the Escrow Agreement. Fonix will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers or replacement stock certificates for any portion of the Escrow Fund not transferred out of the escrow.

          (h) Notwithstanding anything to the contrary herein or in the Escrow Agreement, on the first anniversary of the Closing Date, the Escrow Agent shall release and distribute to McCormack a total of Four Hundred (400) Escrow Shares, provided that, as of such date, and giving effect to and after such distribution, the Escrow Fund continues to have deposited shares having sufficient stated value at least equal to the amounts claimed under any Officer's Certificate submitted on or prior to such release date.

SECTION 8.8       Exclusive Remedy.

         Buyer and the Sellers acknowledge and agree that the foregoing indemnification provisions in this Article VIII shall be the exclusive remedy of Buyer and the Sellers with respect to LTEL, its Subsidiaries, and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer and the Seller hereby waive any statutory, equitable, or common law rights or remedies relating to any environmental matters, including without limitation any such matters arising under any Environmental, Health, and Safety Requirements and including without limitation any arising under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"). Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against any of LTEL and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

                                   ARTICLE IX
                                   Tax Matters

                  The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain Tax matters following the Closing Date:

SECTION 9.1       Cooperation on Tax Matters.

          (a) Buyer, LTEL and its Subsidiaries and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns after Closing and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. LTEL and its Subsidiaries and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to LTEL and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and
     (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, LTEL and its Subsidiaries or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (b) Buyer and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (c) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

SECTION 9.2       Certain Taxes.

         All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.


                                   ARTICLE X.
                                  Miscellaneous

SECTION 10.1      Nature of Certain Obligations.

         Subject to the agreement of McCormack to deposit shares under the Escrow Agreement, the covenants of each of the Sellers in Article II above concerning the exchange of his or its LTEL Shares to Buyer and the representations and warranties of each of the Sellers in Articles III and IV above are several obligations. The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in Article VIII above for the entirety of any Damages Buyer may suffer as a result of any breach thereof.

SECTION 10.2      No Third-Party Beneficiaries.

         This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

SECTION 10.3      Entire Agreement.

         This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

SECTION 10.4      Succession and Assignment.

         This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Fonix, Buyer and the Seller Representative; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

SECTION 10.5      Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

SECTION 10.6      Headings.

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.7      Notices.

         All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Sellers:         To the Seller Representative:
                           Steven Hicks
                           90 Grove Street, Suite #01

                           Ridgefield, Connecticut  06877
                           Fax:  (203) 431-8301

With a copy to:            Samuel M. Krieger
                           Krieger & Prager LLP
                           39 Broadway Suite 1440
                           New York, New York 10006
                           Fax:  (212) 363-2999

If to Buyer:               LTEL Acquisition Corporation
                           c/o Fonix Corporation
                           9350 South 150 East, Suite 700
                           Sandy, Utah 84070
                           Attn.:  Roger D. Dudley, Executive Vice President
                           Fax:  (801) 553-6707

With a copy to:            Jeffrey M. Jones
                           Durham Jones & Pinegar
                           111 East Broadway, Suite 900
                           Salt Lake City, Utah  84111
                           Fax:  (801) 415-3500

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

SECTION 10.8      Governing Law; Jurisdiction.

         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto hereby submits to the exclusive jurisdiction of the state and federal courts located in New York County, State of New York, with respect to any dispute arising under this Agreement or the documents or instruments executed in connection with this Agreement (except for the Escrow Agreement) or in connection herewith or the transactions contemplated hereby or thereby.

SECTION 10.9      Amendments and Waivers.

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and the Seller Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

SECTION 10.10     Severability.

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

SECTION 10.11     Expenses.

         Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that none of LTEL and its Subsidiaries has borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

SECTION 10.12     Construction and Interpretation.

         The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The term "or" is not exclusive. All schedules and exhibits hereto or expressly identified in this Agreement are incorporated herein by reference and taken together with this Agreement constitute a single agreement. Unless otherwise expressly indicated, the words "herein", hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. All references in this Agreement or in the schedules and exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SECTION 10.13     Incorporation of Exhibits, Annexes, and Schedules.

         The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      [SIGNATURE PAGE FOLLOWS IMMEDIATELY]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


LTEL:                                      Buyer:

LTEL HOLDINGS CORPORATION,                 LTEL ACQUISITION CORPORATION,
a Delaware corporation                     a Delaware corporation


By:                                        By:
   --------------------------------------     ------------------------
Title:                                     Title:
      -----------------------------------        ---------------------

McCormack:                                 Fonix:

McCORMACK AVENUE, LTD.                     FONIX CORPORATION,
 a British Virgin Islands corporation      a Delaware corporation


By:                                        By:
   --------------------------------------     ------------------------
Title:                                     Title:
      -----------------------------------        ---------------------


Sellers:


REFERENCE IS MADE TO THE COUNTERPART SELLER'S SIGNATURE
PAGE EXECUTED BY EACH SELLER AND MADE A PART HEREOF

                               EXCHANGE agreement

                           Counterpart signature page



SELLERS:

Name of Seller:
                 ------------------------------------------------------------

         By:
              ---------------------------------------------------------------
                  (signature)

         Name:
                -------------------------------------------------------------

         Title:
                 ------------------------------------------------------------

         Tax I.D. or Soc. Sec. No.:
                                     ----------------------------------------

         No. of Shares of LTEL Common Stock to be Sold:

         No. of Shares of LTEL Series B Preferred Stock to be Sold:

                                    EXHIBIT A

                          LTEL SERIES B PREFERRED STOCK

                        AND CLASS A COMMON STOCK HOLDERS

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

             CERTIFICATE OF DESIGNATIONS OF SERIES H PREFERRED STOCK

                                    EXHIBIT D

                                      NOTE

                                    EXHIBIT E

                           COLLATERAL PLEDGE AGREEMENT

                                    EXHIBIT F

                               SECURITY AGREEMENT

                                    EXHIBIT G

                          AFFIDAVIT OF LOST INSTRUMENT

                                    EXHIBIT H

                            LTEL FINANCIAL STATEMENTS

                                    EXHIBIT I

                     FORM OF OPINION OF KRIEGER & PRAGER LLP

                                    EXHIBIT J

                                ESCROW AGREEMENT

                                    EXHIBIT K

                    FORM OF OPINION OF DURHAM JONES & PINEGAR